Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-248127 on Form S-3 and Registration Statement Nos. 333-231561 and 333-234704 on Form S-8 of our reports dated February 14, 2023, relating to the financial statements of Avantor, Inc. and the effectiveness of Avantor, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
February 14, 2023